Exhibit 12(b)


          UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY
                              AND AFFILIATE COMPANIES

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (Unaudited)

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                                                   Six Months Ended June 30,
Millions of Dollars Except Ratios                       1999           1998
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
Earnings:
   Net Income (Loss).................................   $355           $(154)
   Undistributed equity earnings.....................    (19)            (19)
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   Total.............................................    336            (173)
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Income Taxes.........................................    175            (123)
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Fixed Charges:
   Interest expense including amortization
      of debt discount...............................    311             282
   Portion of rentals representing an
      interest factor................................     90              88
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   Total.............................................    401             370
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Earnings Available for Fixed Charges.................    912              74
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Fixed Charges -- as above............................   $401           $ 370
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Ratio of earnings to fixed charges (Note 6)..........    2.3             0.2
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